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                                                                    EXHIBIT 10.4

                        AGREEMENT TO DEFER BONUS PAYMENT

         This AGREEMENT TO DEFER BONUS PAYMENT (this "Agreement") is executed this 27th day of July 2001, but with effect as of June 12, 2001, between TREMONT CORPORATION, a Delaware corporation (the "Corporation"), and J. Landis Martin ("Executive").

         WHEREAS, on June 12, 2001, the Board of Directors of the Corporation awarded Executive a special bonus of one million dollars ($1,000,000.00) in recognition of his performance in connection with the settlement of certain litigation with The Boeing Company, which settlement substantially contributed to the success of the Corporation (the "Special Bonus"); and

         WHEREAS, payment of the Special Bonus will be deferred in accordance with the terms set forth in Section 1 below; and

         NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Corporation will pay the Special Bonus to Executive in five (5) equal annual installments on June 12 of each year commencing on June 12, 2002, with all unpaid principal and interest due and payable on June 12, 2006 (the "Maturity Date"); provided, however, if the payment of such amount at such time would not be deductible to Maker for tax purposes under the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision, the Corporation may defer such payment until the earliest time at which the payment of such amount would be deductible by the Corporation. The Corporation, acting through its Management Development & Compensation Committee, may elect, in its sole discretion, to make payment of all or any portion of the Special Bonus prior to the Maturity Date without penalty or premium.

         2. The Corporation shall immediately make and deliver to Executive a non-negotiable promissory note (the "Note") representing the full amount of the Special Bonus with payment terms as provided in Section 1 above.

         3. All unpaid Special Bonus shall accrue interest beginning on June 12, 2001, as provided in the Note.

         4. The Corporation shall withhold, either from the Special Bonus (or any portion thereof) in the year such amount is paid to Executive pursuant to
Section 1 hereof, or from any salary, bonus or other compensatory payment made to Executive as the Corporation in its sole discretion may determine, such amounts as are required by law to be withheld pursuant to the Code and any other applicable withholding requirements.

         5. Any right of Executive or any of his designated beneficiaries to receive payments from the Corporation under this Agreement or under the Note shall be no greater than the right of any unsecured general creditor of the Corporation.


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         6. The right of Executive or any other person to any payment under this
Agreement may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         7. Nothing contained herein shall be construed as conferring upon Executive the right to continue in the employ of the Corporation, whether as an employee, executive officer, or in any other capacity.

         8. This Agreement shall be binding upon and inure to the benefit of the Corporation, it successors and assigns, and Executive and his heirs, designated beneficiaries, executors, administrators and legal representatives.

         9. This Agreement contains the entire agreement of and between the parties with respect to the subject matter hereof, and supersedes any prior understanding, agreements, or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any employment or severance agreement entered into by the parties hereto, the terms and provisions of this Agreement shall govern.

         10. This Agreement shall be governed by the laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          TREMONT CORPORATION



                                          By: /s/ Robert E. Musgraves
                                             -----------------------------------

                                          Its: Vice President
                                              ----------------------------------



                                          EXECUTIVE



                                          /s/ J. Landis Martin
                                          --------------------------------------
                                                     J. Landis Martin

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